UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

OMNIQ CORP.

(Exact name of registrant as specified in charter)

Delaware	001-40768	20-3454263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1865 West 2100 South, Salt Lake City, UT 84119

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	OMQS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 17, 2023, OmniQ Corp’s. (the “Company”) Chief Financial Officer (CFO), Niv Nissenson resigned from his position as CFO for personal reasons. During resignation, he indicated he had no disagreements with the Company’s accounting policies or procedures. The interim CFO will be the Company’s CEO, Shai Lustgarten. Margo Goodrich, the Company’s Corporate Controller will be designated as the Company’s Principal Accounting Officer. In addition, the Company appointed Mr. Guy Elhanani and Professor Mina Teicher to the Company’s Nomination and Corporate Governance Committees to fill the vacancy created by Andrew MacMillan’s recent death.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2023

OMNIQ Corp.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO